Exhibit 99.1

              Gladstone Commercial Announces the Financial Results for Its Initial Quarter Since Its IPO in August 2003

    MCLEAN, Va., Nov. 10 /PRNewswire-FirstCall/ -- Gladstone Commercial Corp. (Nasdaq: GOOD) (the "Company") released financials for the quarter ended September 30, 2003. The Company is a newly formed REIT that had its initial public offering on August 13, 2003. The Company had no investments at September 30, 2003, due to the limited amount of time between the commencement of operations in August 2003 and the quarter ended September 30, 2003.

    Since the Company is a newly formed REIT, most of its expenses for the quarter were start-up related, leading to a net loss of $104,208. Basic and diluted loss per weighted-average common share was $0.03. Total assets were $105,159,489 and consisted mainly of cash and cash equivalents.

    "Net loss for the quarter ended September 30, 2003 was expected because we are a start-up and are beginning to deploy the capital. The Company has agreed to buy $11.8 million in real estate and we are seeing significant amounts of deal flow," said a spokesperson for the Company. "We believe we will show a good number of closings for the quarter ending December 31, 2003. We are getting strong interest in our sale and lease back proposals. We think the Company will meet its objectives of being fully invested in 18 months. Each of the transactions we are considering is subject to the successful completion of our due diligence and there can be no guarantee that we will be able to close any of these transactions."

    The attached financial statements are without footnotes so readers should obtain and carefully review our Form 10-Q for the quarter ended September 30, 2003, including the footnotes to the financial statements contained therein. We have filed this Form 10-Q today with the Securities and Exchange Commission ('SEC') which can be retrieved at the SEC website at www.SEC.gov or the web site for Gladstone Commercial at www.GladstoneCommercial.com. A paper copy can be obtained by writing to us at 1616 Anderson Road, McLean, VA 22102.

    Gladstone Commercial will have a conference call at 10:30am EST, November 14, 2003. Please call 1-888-614-6576 and use the ID code 319797 and you will be placed on hold until the conference starts. An operator will monitor the call and set a queue for the questions. The replay number will be available two hours after the end of the call for approximately 30 days. The replay number is 1-800-615-3210 and use ID code 319797.


    For further information contact Harry Brill or Skye Breeden at 703-286-7000.


    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the company and the closing of any transaction. Words such as "believes," "expects," "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the company's prospectus, dated August 12, 2003, as filed with the Securities and Exchange Commission on August 13, 2003. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                       Gladstone Commercial Corporation
                         Consolidated Balance Sheets
                                                (Unaudited)
                                                September 30,        June 30,
                                                    2003              2003

    ASSETS
    Cash and cash equivalents                   $104,892,431         $29,615
    Prepaid assets                                   267,058               -
    Deferred offering costs                                -         298,815
      Total Assets                              $105,159,489        $328,430

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities
    Due to Adviser                                   $41,203              $-
    Accounts payable                                       -         287,084
      Total liabilities                               41,203         287,084

    Stockholders' Equity
    Common stock, $0.001 par value,
     20,000,000 shares authorized,
     7,642,000 and 52,000 shares issued
     and outstanding, respectively                     7,642              52
    Additional paid-in capital                   105,225,506          51,948
    Retained deficit                                (114,862)        (10,654)
      Total Stockholders' Equity                 105,118,286          41,346
      Total Liabilities and
       Stockholders' Equity                     $105,159,489        $328,430



                       Gladstone Commercial Corporation
                    Consolidated Statements of Operations
                                 (Unaudited)
                                                               For the Period
                                              For the three  February 14, 2003
                                               months ended     (Inception) to
                                               September 30,     September 30,
                                                    2003              2003

    OPERATING REVENUES:                                 $-                $-

    OPERATING EXPENSES:
    Management advisory fee                        124,096           124,096
    Insurance                                       50,506            50,506
    Directors fees                                  12,333            12,333
    Professional fees                                5,000            10,000
    Organizational costs                                 -             5,549
    General and administrative                       3,805             3,910
    Total expenses from operations                 195,740           206,394

    Net loss from operations                      (195,740)         (206,394)

    INTEREST INCOME                                 91,532            91,532

    NET LOSS                                     $(104,208)        $(114,862)

    Basic and diluted loss per share                $(0.03)           $(0.08)
    Weighted average basic and diluted
     shares outstanding                          3,547,297         1,448,482



                       Gladstone Commercial Corporation
                     Consolidated Statement of Cash Flows
                       For the Period February 14, 2003
                      (Inception) to September 30, 2003

    (Unaudited)

    Cash flows from operating activities:
    Net loss                                                        $(114,862)
    Increase in prepaid expenses                                     (267,058)
    Increase in due to Adviser                                         41,203
    Net cash used by operating activities                            (340,717)

    Cash flow from financing activities:
    Proceeds from share issuance, net                             105,233,148

    Net increase in cash and cash equivalents                     104,892,431
    Cash and cash equivalents, beginning of period                          -
    Cash and cash equivalents, end of period                     $104,892,431



SOURCE  Gladstone Commercial Corporation
    -0-                             11/10/2003
    /CONTACT: Harry Brill or Skye Breeden of Gladstone Commercial Corporation, +1-703-286-7000/
    /Web site:  http://www.gladstonecommercial.com/
    (GOOD)

CO:  Gladstone Commercial Corporation
ST:  Virginia
IN:  FIN RLT
SU:  ERN CCA